CUSIP No. 723465 100	13D	Page 8 of 8 Pages

Exhibit A

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete, and correct.

Date: November 6, 2003

/S/ BEN T. MORRIS

Ben T. Morris

/S/ GEORGE L. BALL

George L. Ball

Each Reporting Person certifies only the information in Item 4 regarding, himself.

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